UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2004

HOLLYWOOD MEDIA CORP.

(Exact name of registrant as specified in its charter)

Florida	0-22908	65-0385686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida 33431

(Address of Principal Executive Office) (Zip Code)

(561) 998-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

The Registrant, Hollywood Media Corp., a Florida corporation (Hollywood Media), reports that it has signed a definitive agreement to acquire Studio Systems, Inc. The consummation of the acquisition is subject to customary closing conditions. Hollywood Media plans to integrate Studio Systems with Hollywood Media’s Baseline/Filmtracker subsidiary following the closing. Hollywood Media’s press release announcing the signing of the agreement is filed as Exhibit 99 to this report on Form 8-K.

The agreed terms for the acquisition include Hollywood Media’s aggregate cash payments of approximately $4.5 million and issuance of shares of Hollywood Media’s common stock valued at $250,000 (based on recent market prices). Hollywood Media intends to fund the cash portion of the closing payments with cash on hand.

Hollywood Media currently estimates that the acquisition will have a positive impact of at least $2.0 million on annual operating profits, following an integration period, if current recurring revenue and customer retention trends continue as expected for the combined Studio Systems and Baseline/Filmtracker business. The consummation of the closing and such positive financial results cannot be assured.

Item 7.     Financial Statements and Exhibits.

 (c)

Exhibits.

The following exhibit is furnished in connection with the disclosure pursuant to Item 5 of this Form 8-K.

Exhibit No.	Description

99	Press Release of Hollywood Media Corp. dated June 23, 2004 (Hollywood Media Announces Agreement To Acquire Studio Systems).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOLLYWOOD MEDIA CORP.

Date: June 23, 2004	By:	/s/ MITCHELL RUBENSTEIN
Mitchell Rubenstein Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press Release of Hollywood Media Corp. dated June 23, 2004 (Hollywood Media Announces Agreement To Acquire Studio Systems).